Exhibit 99.1

IDENTIV REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

Fourth Quarter Revenue of $14.6 Million, Up 12% Year-over-Year,

GAAP net loss of $(1.1)M and adjusted EBITDA of $1.1M;

FY 2016 Revenue of $56.2 Million within Annual Guidance Range

FREMONT, Calif., March 8, 2017 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for the fiscal year and fourth quarter (Q4) ended December 31, 2016. For the fiscal year, total revenues were $56.2 million, GAAP gross profit margin was 42%, GAAP net loss was $(13.7) million, and adjusted EBITDA was $(2.1) million. For the fourth quarter, total revenues were $14.6 million, GAAP gross profit margin was 43%, GAAP net loss was $(1.1) million, and adjusted EBITDA was $1.1 million.

“Throughout 2016, we have executed to plan while driving towards our target operating model. This is underscored by the positive adjusted EBITDA in the third and fourth quarter of the year, with a total positive adjusted EBITDA of over $2.8 million in the second half of the year, compared with negative adjusted EBITDA of over $(10.0) million in the second half of 2015. More importantly, we’ve refocused the Company and re-established growth in the core business with year-over-year revenue growth of 12% in the fourth quarter. With the recently announced debt refinancing also completed, we are going into 2017 with our full focus on business execution,” said Steven Humphreys, Identiv CEO. “We have started the year by hitting several milestones key to 2017. These include U.S. government APL approval for our Hirsch Velocity FICAM solution, which we believe is the most cost-effective, highest-performance solution for federal agencies to achieve government-mandated FICAM compliance. We also launched version 3.0 of our ICPAM solution through our partnership with Cisco. This game-changing release integrates our enterprise-class Hirsch Mx Controllers into the ICPAM platform, bringing capabilities never before available to Cisco-provided physical access solutions. Additionally, we believe the January launch of our uTrust TS Cards delivers the most cost-effective, easy-to-adopt solution that scales from widely used proximity credentials to the highest security access protocols. Customers get the best of all worlds: low-cost, basic access identities and zero incremental cost as they move to higher security credentials.”

Fourth Quarter 2016 Financial Highlights

•	Revenues for the fourth quarter of 2016 were $14.6 million, compared to $15.6 million in the third quarter of 2016 and $13.1 million in the fourth quarter of fiscal year 2015, reflecting a sequential decrease of 6% from the third quarter of 2016, and a year-over-year increase of 12% from the fourth quarter of 2015. Sequentially, the Company’s usual seasonality guided its revenue progress, with continued strong domestic demand across segments for Hirsch Velocity and ICPAM access platforms, as well as logical access solutions, including desktop readers, access cards, and transponders, leading to revenue growth of 9% in the Americas region. This was offset by lower demand for the Company’s transponder products used in ticketing and other applications in the EMEA and APAC regions. The year-over-year growth reflects higher revenue in the Physical Access Control Systems (PACS) segment, which grew 43%, and the Identity segment, which grew 34%. This growth in PACS and Identity was partially offset by lower sales of access cards and transponder products.

•	GAAP gross profit margin was 43% in the fourth quarter of fiscal year 2016, compared to 44% in the third quarter of fiscal year 2016 and 22% in the fourth quarter of 2015. The year-over-year increase is reflective of inventory reserves taken in the fourth quarter of 2015 for transponder related inventory associated with a customer’s discontinuation of a product line, reducing gross margins in the fourth quarter of 2015. The sequential gross margin decrease mainly reflects product mix.

•	GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges, were $6.4 million, compared to $7.1 million in the third quarter of fiscal year 2016 and $20.3 million in the fourth quarter of 2015, reflecting a sequential decrease of 10% and a year-over-year decrease of 69%. The year-over-year change reflects the implementation of the Company’s restructuring plan in the first quarter of fiscal year 2016 as $7.8 million in charges related to impairment of goodwill recorded in the fourth quarter of 2015.

•	Non-GAAP operating expenses for the quarter were $5.4 million, compared to $5.5 million in the third quarter of fiscal year 2016 and $10.0 million in the fourth quarter of 2015, reflecting a sequential reduction of 2% and a year over year reduction of 46%. Non-GAAP operating expenses are in line with the Company’s previously announced target of less than $6 million quarterly of business-related operating expenses.

•	GAAP net loss was $(1.1) million, or $(0.10) per share in the fourth quarter of 2016, compared to $(0.7) million, or $(0.07) per share in the third quarter of 2016, and $(19.1) million, or $(1.77) per share in the fourth quarter of 2015. In comparison, the third quarter of 2016 included restructuring and severance related costs of $0.2 million, and the fourth quarter of 2015 included restructuring and severance related costs of $0.9 million and charges related to impairment of goodwill of $7.8 million.

•	Non-GAAP adjusted EBITDA was $1.1 million in the fourth quarter of 2016, compared to $1.7 million in the third quarter of 2016, and $(6.7) million in the fourth quarter of 2015. Fourth quarter 2016 adjusted EBITDA included a net non-recurring credit of $0.3 million related to non-core professional fees incurred as expense in previous quarters, compared to a similar net credit of $0.03 million in the third quarter of 2016 and expenses of $1.4 million incurred in the fourth quarter of 2015. The year-over-year improvement also reflects both a reduction in operating expenses following the business refocus in the first quarter of 2016 and revenue growth.

•	Cash was $9.1 million at December 31, 2016, compared to $9.2 million at September 30, 2016, and $16.7 million at December 31, 2015.

Fiscal Year 2016 Financial Highlights

•	Fiscal year 2016 revenue was $56.2 million, a decrease of 8% from $60.8 million in fiscal year 2015. The decrease was predominantly caused by a 34% decrease of revenues in the Credentials segment, reflecting approximately 9.6 million lower sales of RFID transponder inlays for an electronic gaming application that was discontinued by the end customer in early 2016. Further, revenue in the All Other segment decreased by 63% as a result of the Company’s decreased focus on non-core product lines following the restructuring in the first quarter of 2016. The decrease in these areas was partially offset by 12% growth of the remaining parts of the business, resulting from revenue growth of 24% in PACS from sales of Hirsch Velocity and Cisco ICPAM-related physical access products and solutions, growth of 8% in Identity, reflecting increased demand for the Company’s smart card readers, modules, and reader chipsets, and stable Credentials sales outside of the electronic gaming related transponder sales to the Company’s formerly largest customer.

•

Fiscal year 2016 GAAP gross profit margin was 42%, compared to 38% in fiscal year 2015. The gross profit margin increase primarily reflects a change in product mix versus the prior year. The higher margin PACS segment accounted for a higher proportion of revenue relative to revenue from the Credentials segment, which was impacted mainly by lower transponder product sales following the discontinued demand for inlays used in the electronic gaming application and associated inventory write-downs recorded in the fourth quarter of 2015.

•	GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges were $34.9 million in fiscal year 2016, compared to $59.0 million in fiscal year 2015, a decrease of 41%. The decrease was primarily driven by a reduction in operational expenditures following the implementation of the Company’s restructuring plan in the first quarter of fiscal year 2016 and lower legal and accounting professional fees associated with non-core business activities. Additionally, the Company recorded no charges related to impairment of goodwill in 2016, whereas impairment of goodwill amounted to $8.8 million in 2015.

•	Fiscal year 2016 GAAP net loss from continuing operations was $(13.7) million or $(1.25) per share, compared with GAAP net loss from continuing operations of $(39.1) million or $(3.62) per share in fiscal year 2015. Full year 2016 results included restructuring costs of $3.1 million, while there were restructuring costs of $1.3 million and impairment charges to goodwill of $8.8 million in fiscal year 2015.

•	Full year 2016 adjusted EBITDA was $(2.1) million, compared with $(17.7) million in full year 2015, predominantly reflecting the higher gross margin and lower operating expense base.

“While we expect to see the typical seasonality, we believe we have gained momentum for the positive trends in physical access and smart card readers to continue into 2017, and also to benefit from our pipeline in transponder projects, as well as our partnerships with Cisco and others, to achieve solid double digit revenue growth in 2017,” added Mr. Humphreys. “In delivering near-term products and business results, we’re building the platform and components for our vision of a pervasive, increasingly convenient and responsive access control experience. Wireless infrastructure, IP-enabled components throughout the platform, mobile-enabled systems management, video and sensor integration, and learning platforms, will enable ever-greater security while delivering convenience, end-user benefits, and ease-of-access.”

Guidance The Company is providing annual guidance for fiscal year 2017 of revenue between $64 million and $68 million and positive adjusted EBITDA between $4 million and $7 million.

Webcast and Conference Call Information Identiv will hold an audio webcast and conference call to discuss its financial results for the fourth quarter and fiscal year 2016 ended December 31, 2016 on Wednesday, March 8, 2017 at 2:00 PM PT (5:00 PM ET). The webcast and conference call will be open to all interested investors. The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing +1 847-585-4405 or +1 888-771-4371 (toll-free within the U.S.) using confirmation number 44407791. For those unable to join the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing +1 630-652-3042 or +1 888843-7419 (toll-free within the U.S.) using passcode 4440 7791#.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP operating expenses and adjusted EBITDA discussed above will exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, foreign currency gains (losses), stock-based compensation, amortization and depreciation, impairment of goodwill, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this earnings releases. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s its expectations regarding future operating and financial performance, including fiscal year 2017 guidance, the benefits and attributes of the Company’s products, the Company’s beliefs regarding the strength of its business and trends in the industry, traction within its customer base, market positioning and growth in market share, and business seasonality is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to continue the momentum in its business, the level of customer orders, the success of its products and partnerships, industry trends, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net revenue	$14,647	$15,560	$13,077	$56,168	$60,794
Cost of revenue	8,401	8,640	10,179	32,439	37,645

Gross profit	6,246	6,920	2,898	23,729	23,149
Operating expenses:
Research and development	1,523	1,480	2,584	6,520	9,151
Selling and marketing	3,225	3,312	4,538	14,032	20,236
General and administrative	1,635	2,115	4,547	11,309	19,604
Impairment of goodwill	—	—	7,783	—	8,771
Restructuring and severance	(12)	160	858	3,088	1,266

Total operating expenses	6,371	7,067	20,310	34,949	59,028

Loss from operations	(125)	(147)	(17,412)	(11,220)	(35,879)
Non-operating income (expense):
Interest expense, net	(564)	(525)	(541)	(2,378)	(1,908)
Foreign currency gain (loss), net	(282)	35	(1,025)	27	(1,211)

Loss before income taxes and noncontrolling interest	(971)	(637)	(18,978)	(13,571)	(38,998)
Income tax benefit (provision)	(97)	(105)	(81)	(132)	(222)

Loss before noncontrolling interest	(1,068)	(742)	(19,059)	(13,703)	(39,220)
Less: Loss (income) attributable to noncontrolling interest	4	(1)	4	8	76

Net loss attributable to Identiv, Inc.	$(1,064)	$(743)	$(19,055)	$(13,695)	$(39,144)

Basic and diluted net loss per share	$(0.10)	$(0.07)	$(1.77)	$(1.25)	$(3.62)
Weighted average shares used to compute basic and diluted loss per share	11,098	11,024	10,747	10,916	10,812

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2016	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash	$9,116	$9,183	$16,667
Accounts receivable, net of allowances	9,430	9,159	7,915
Inventories	11,596	12,140	14,726
Prepaid expenses and other assets	1,510	3,399	1,518

Total current assets	31,652	33,881	40,826
Property and equipment, net	2,416	2,672	4,218
Intangible assets, net	5,820	6,183	7,275
Other assets	712	851	1,129

Total assets	$40,600	$43,587	$53,448

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$6,024	$6,369	$6,280
Current portion - payment obligation	786	760	681
Current portion - financial liabilities	8,119	9,625	—
Deferred revenue	1,085	1,145	1,515
Accrued compensation and related benefits	1,520	1,667	1,905
Other accrued expenses and liabilities	5,032	6,876	5,835

Total current liabilities	22,566	26,442	16,216
Long-term payment obligation	3,987	4,209	4,878
Long-term financial liabilities	9,779	8,289	17,656
Other long-term liabilities	335	549	508

Total liabilities	36,667	39,489	39,258

Total stockholders´ equity	3,933	4,098	14,190

Total liabilities and stockholders´equity	$40,600	$43,587	$53,448

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$8,401	$8,640	$10,179	$32,439	$37,645
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(5)	(26)	(13)	(77)	(85)
Amortization and depreciation	(299)	(310)	(413)	(1,239)	(1,440)

Total reconciling items included in GAAP cost of revenue	(304)	(336)	(426)	(1,316)	(1,525)

Non-GAAP cost of revenue	$8,097	$8,304	$9,753	$31,123	$36,120

Non-GAAP gross profit margin	45%	47%	25%	45%	41%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$6,371	$7,067	$20,310	$34,949	$59,028
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(592)	(837)	(991)	(2,765)	(4,582)
Amortization and depreciation	(374)	(535)	(700)	(1,922)	(2,043)
Impairment of goodwill	—	—	(7,783)	—	(8,771)
Restructuring and severance	12	(160)	(858)	(3,088)	(1,266)

Total reconciling items included in GAAP operating expenses	(954)	(1,532)	(10,332)	(7,775)	(16,662)

Non-GAAP overhead costs	$5,417	$5,535	$9,978	$27,174	$42,366

Reconciliation of GAAP net loss to adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(1,064)	$(743)	$(19,055)	$(13,695)	$(39,144)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	97	105	81	132	222
Net income (loss) attributable to noncontrolling interest	(4)	1	(4)	(8)	(76)
Interest expense, net	564	525	541	2,378	1,908
Foreign currency (gains) losses, net	282	(35)	1,025	(27)	1,211
Stock-based compensation	597	863	1,004	2,842	4,667
Amortization and depreciation	673	845	1,113	3,161	3,483
Impairment of goodwill	—	—	7,783	—	8,771
Restructuring and severance	(12)	160	858	3,088	1,266

Total reconciling items included in GAAP net loss	2,197	2,464	12,401	11,566	21,452

Adjusted EBITDA	$1,133	$1,721	$(6,654)	$(2,129)	$(17,692)